UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2026

Figure Technology Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42829	99-2556408
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 600 Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 789-8049

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FIGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 9, 2026, Figure Technology Solutions, Inc. (the “Company”) issued a press release announcing the pricing of its previously announced private offering of $600 million in aggregate principal amount of 8.500% senior notes due 2031 (the “Notes”). The offering of the Notes is expected to close on July 14, 2026, subject to customary closing conditions. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The Company intends to use the net proceeds from this offering to fund the cash consideration payable in connection with its previously announced acquisition of Kiavi, Inc. (the “Kiavi Acquisition”), for general corporate purposes, and to pay fees and expenses related to this offering. The completion of this offering is not conditioned on the completion of the Kiavi Acquisition. If the Kiavi Acquisition is not completed, the net proceeds from this offering will be used for general corporate purposes.

This Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 do not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

99.1	Press release announcing the pricing of the Notes offering, dated July 9, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Caution Regarding Forward-Looking Statements

Certain information contained or incorporated by reference in this Current Report on Form 8-K constitutes forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance, underlying assumptions and other statements that are other than statements of historical fact. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “estimates,” “projects,” “forecasts,” “may,” “assume,” “intend,” “will,” “continue,” “opportunity,” “predict,” “potential,” “future,” “likely,” “target,” “indicate,” “would,” “could,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s current expectations based on factors currently known but are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, risks and uncertainties relating to the offering of the Notes, the anticipated use of the proceeds therefrom, the completion of the Kiavi Acquisition, satisfaction of the conditions to the Kiavi Acquisition, receipt of required governmental and regulatory approvals, availability of financing, integration of Kiavi, realization of anticipated benefits, synergies and projected metrics, and the risks discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and other documents filed by the Company with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and, except to the extent required by applicable securities laws, the Company undertakes no obligation to update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIGURE TECHNOLOGY SOLUTIONS, INC.

Date: July 9, 2026	By:	/s/ Michael Tannenbaum
Michael Tannenbaum
Chief Executive Officer and Director